Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

Xos, Inc.
(Exact Name Of Registrant as Specified In Its Charter)

Table 1: Newly Registered Securities

					Proposed	Maximum
		Fee Calculation	Amount		Maximum				Amount of
Security Type	Security Class Title				Offering Price	Aggregate	Fee Rate
		Rule	Registered(1)		Per Unit	Offering Price			Registration Fee
Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and 457(h)	4,160,005	(2)	$2.31 (3)	$9,609,611.55	$153.10		$1,471.23
Total Offering Amounts:						$9,609,611.55			$1,471.23
Total Fees Previously Paid:								$	0.00
Total Fee Offsets:									$599.07
Net Fee Due:									$872.17

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event.

(2)Represents shares of the registrant’s Common Stock that were added to the shares available for issuance under the Xos, Inc. Amended and Restated 2021 Equity Incentive Plan (as amended, the “2021 Plan”), which consists of: (A) 3,100,000 additional shares of Common Stock pursuant to the 2025 Amendment; (B) 402,314 additional shares of Common Stock pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2021 Plan on January 1, 2025; (C) 407,296 additional shares of Common Stock underlying restricted stock units that were previously granted under the 2021 Plan and forfeited because of the failure to vest as of July 31, 2025; and (D) 250,395 shares of Common Stock underlying restricted stock units that were previously granted under the 2021 Plan and withheld by the registrant to satisfy tax withholding obligations as of July 31, 2025.

(3)Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Capital Market on September 5, 2025, a date that is within five business days prior to the filing of this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Xos, Inc.	S-1	333-264258(1)	April 13, 2022		$599.07	Equity	Common Stock, par value $0.0001 per share	2,447,901	(2)	$6,462,458	(2)

Fee Offset Sources	Xos, Inc.	S-1	333-264258(1)		April 13, 2022								$599.07

(1)The registrant previously paid a registration fee of $3,955 in connection with the registration of the resale of up to 16,160,214 shares of registrant’s common stock, par value $0.0001 per share, with a proposed maximum aggregate offering price of $42,662,965, under the Registration Statement on Form S-1, initially filed on April 13, 2022 (File No. 333-264258) by Xos, Inc. (the “Prior Registration Statement”). The registrant has terminated any offering that included the unsold securities under the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of subsequent registration statements, such as this Registration Statement, can be offset by $2,550.10, representing the fee associated with 10,420,124 unsold shares of registrant’s common stock, par value $0.0001 per share, from the Prior Registration Statement. The registrant previously used $643.77 and $1,307.26 of the unused filing fee from the Prior Registration Statement to offset registration fees payable in connection with Registration Statements on Form S-8 (File No.s 333-276781 and 333-281051, respectively). In accordance with Rule 457(p) under the Securities Act, the registrant is using the remaining $599.07 of the unused filing fee from the Prior Registration Statement to offset the registration fee payable in connection with this Registration Statement.

(2)The registrant effected a 1-for-30 reverse stock split on December 6, 2023 (the “Reverse Split”). References in this Table 2 to security or aggregate offering amounts have not been adjusted to reflect the Reverse Split.